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                                                                     EXHIBIT 8.1



                              LIST OF SUBSIDIARIES


            Subsidiary                     Year of Incorporation         Jurisdiction of Incorporation
            ----------                     ---------------------         -----------------------------
Hoshin GigaMedia Center Inc.                       1998                              Taiwan

Music King Co., Ltd.                               2000                              Taiwan

Point Records Co., Ltd.                            1997                              Taiwan

G-Music Limited                                    2002                      Cayman Islands/ Taiwan

Koos Broadband Telecom Limited                     2001                              Taiwan

GigaMusic.com.Ltd.                                 2000                      Cayman Islands/ Taiwan

GigaMedia (HK) Limited                             2004                            Hong Kong

GigaMedia International Limited                    2004                      British Virgin Islands

Grand Virtual Inc.                                 1997                         Delaware, U.S.A.
                                                                              Massachusetts, U.S.A.
